Exhibit 99.1

ADESTO TECHNOLOGIES CORPORATION PRICES PUBLIC OFFERING OF COMMON STOCK

SANTA CLARA, California, June 15, 2017 — Adesto Technologies Corporation (NASDAQ: IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today announced the pricing of an underwritten public offering of 4,375,000 shares of its common stock at a public offering price of $4.00 per share. In addition, Adesto has granted the underwriters of the offering a 30-day option to purchase up to an additional 625,000 shares of common stock at the public offering price, less the underwriting discount. Adesto expects to receive gross proceeds from the offering of approximately $17.5 million, before deducting the underwriting discount and offering expenses and assuming no exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on June 20, 2017, subject to satisfaction of customary closing conditions.

Needham & Company is acting as sole book running manager for the offering. The Benchmark Company is acting as co-manager for the offering.

Adesto intends to use the net proceeds of the offering for general corporate purposes.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (“SEC”) on April 5, 2017 and declared effective by the SEC on May 4, 2017. The common stock may be offered only by means of a prospectus, including a prospectus supplement, that forms a part of the effective registration statement. A prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement, when available, and accompanying base prospectus relating to the offering may be obtained from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, (800) 903-3268.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Before you invest, you should read the final prospectus supplement and the accompanying base prospectus and other documents Adesto has filed or will file with the SEC for more complete information about Adesto and the offering.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding the expected net proceeds from the offering, the timing of completion of the offering, expected use of proceeds are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward- looking statements. Such risks and uncertainties include, among others, risks relating to the satisfaction of customary closing conditions, risks associated with the cash requirements of Adesto’s business, and the risks identified in Adesto’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 15, 2017, the preliminary prospectus supplement related to the proposed public offering and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Adesto’s results of operations, which would, in turn, have a significant and adverse impact on Adesto’s stock price. Adesto cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Adesto undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Company Contact:

David Viera

Director, Corporate Communications

P: 408-419-4844

E: david.viera@adestotech.com

Adesto Technologies Investor Relations:

Shelton Group

Leanne K. Sievers, President

P: 949-836-4276

E: sheltonir@sheltongroup.com